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                                                                     EXHIBIT 5.1

                         Milbank, Tweed, Hadley & McCloy
                             1 Chase Manhattan Plaza
                            New York, New York 10005


                                  June 19, 1997


Graham-Field Health Products, Inc.
400 Rabro Drive East
Hauppauge, New York  11788

Gentlemen:

                  You have requested our opinion, as special counsel for Graham-Field Health Products, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement of the Company on Form S-3 (the "Registration Statement") for the registration of 772,557 shares (the "Shares") of the common stock, par value $0.25 per share, of the Company under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering of the Shares by certain selling stockholders (the "Selling Stockholders") as described in the Registration Statement.

                  We have examined such records and documents and made such examination of law as we have deemed relevant in connection with this opinion. When relevant facts were not independently established, we have relied upon certificates of government officials and of the Company and its officers. Based upon such examination, it is our opinion that:

                  1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

                  2. The Shares proposed to be sold by the Selling Stockholders as described in the Registration Statement have been duly authorized and validly issued and are fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                 Very truly yours,

                                                 Milbank, Tweed, Hadley & McCloy